SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2018

ALL STATE PROPERTIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-12895	32-0252180
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 Glenwood Drive
Liverpool, NY 13090
(Address of principal executive offices)

(315) 451-7515
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) unde the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02   Termination of a Material Definitive Agreement.

On July 2, 2018, All State Properties Holdings, Inc. (the “Company”) entered into a Settlement Agreement (the Settlement Agreement") whereby the parties terminated their Common Stock Purchase Agreement (the "Purchase Agreement") dated December 8, 2017 with Maurice Parham of Missouri City, Texas in accordance with the termination provisions in said Purchase Agreement, and return the parties to their pre-Purchase Agreement status thereby Maurice Pelham resigned from the Company and Joseph C. Passalqua wa reinstated to the the Board of Directors of the Company.  Maurice Parham will not traansfer to the Company the rights to the Universal Nation business plan.  The Company shall reinstate its name as All State Properties Holdings, Inc. and cancel its plan for an 80-1 reverse split of its existing shares and issue 200,000,000 New Shares.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)           On July 2, 2018, Mr. Maurice Parham presented to the Board of the Company a letter of resignation whereby he resigned from his positions as Chief Executive Officer and Secretary, and member of the Board and all other positions to which he has been assigned, regardless of whether Mr. Passalaqua served in such capacity, of the Company, effective at 11;59 A.M. on July 1, 2017.  Mr. Parham’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Parham’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

(c)           On July 2, 2018, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, (i) the acceptance of resignation of Mr. Maurice Parham from his positions as an officer and director of the Company, and (ii) the appointment of Mr. Joseph C. Passalaqua as Chief Executive Officer and as member of the Board of the Company.
Mr. Passalaqua, 68, was employed by Summit Auto Group from 2012 through 2016. He became President of Plantation Corp., in January of 2010. He is the owner of Prime Auto Group, LLC which he formed in August 2015.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 2, 2018, the Board of Directors and Shareholders of the Company agreed to file an Amendment to its Articles of Incorporation to cancel the 80-1 reverse split of its existing shares rounding off to 100 shares minimum round lots, cancel the reduction of its authorized Commobn Stock from 7,000,000,000 to Common Shares to 500,000,000 and reinstate its name as All State Properties Holdings, Inc.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
10.1	Settlement Agreement
99.1	Resignation Letter of Maurice Parham dated July 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

All State Properties Holdings, Inc.

Date:	July 2, 2018	By:	JOSEPH C. PASSALAQUA
		Name:	Joseph C. Passalaqua
		Title:	CEO

4